Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly of HFactor, Inc. (the “Company”) on Form 10-Q for the three months ending September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dawn Cames, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dawn Cames
Dawn Cames
Chief Executive Officer
(Principal Executive Officer)

/s/ Dawn Cames
Dawn Cames
Acting Chief Financial Officer
(Principal Financial Officer)

November 21, 2022

A signed original of this written statement required by Section 906 has been provided to HFactor, Inc. and will be retained by HFactor, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.